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                                                                    EXHIBIT 99.2

AMENDMENT TO BYLAWS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 27, 2002


     FURTHER RESOLVED, that Article III, Section 1 of the bylaws of the Corporation be, and hereby is, amended to read in its entirety:

Section 1. The number of directors which shall constitute the whole board shall be six (6). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until such director's successor is elected and qualified. Directors need not be stockholders.